UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☒ Definitive Proxy Statement

☐ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

PETROLIA ENERGY CORPORATION
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(5) Total fee paid: ___________________________________

☐ Fee paid previously with preliminary materials ______________________

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed: __________________________

710 N Post Oak Rd., Suite 512
Houston, Texas 77024
(832) 941-0011

April 21, 2017

Dear Stockholder:

The Board of Directors and officers of Petrolia Energy Corporation, a Texas corporation, join us in extending to you a cordial invitation to attend the 2017 Annual Meeting of our stockholders (the “Annual Meeting”). The Annual Meeting will be held on May 31, 2017 at 4:30 p.m. local time at 710 N Post Oak Rd., Suite 512, Houston, Texas 77024.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

As permitted by the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about April 21, 2017 to our stockholders of record as of the close of business on April 21, 2017 (the “Record Date”). The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

If you are unable to attend the annual meeting in person, it is very important that your shares be represented and voted at the meeting. You may authorize your proxy to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. You may also authorize your proxy to vote your shares by telephone or fax as described in your proxy card. If you authorize your proxy to vote your shares over the Internet, return your proxy card by mail or vote by telephone or fax prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

We look forward to seeing you on May 31, 2017. Your vote and participation in our governance is very important to us.

Sincerely,

/s/ Leo Womack
Leo Womack
Chairman

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 31, 2017.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2016 are available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/BBLS.

___________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2017
___________________________

To the Stockholders of Petrolia Energy Corporation:

We are pleased to provide you notice of, and to invite you to attend, the 2017 annual meeting of the stockholders of Petrolia Energy Corporation, a Texas corporation (the “Company”, “we” and “us”), which will be held on May 31, 2017 at 4:30 p.m., local time, at 710 N Post Oak Rd., Suite 512, Houston, Texas 77024, for the following purposes:

1.
To elect seven directors to the Board of Directors (the “Board”). The Board intends to present for election the following seven nominees: Leo Womack, Zel C. Khan, Lee H. Lytton, Joel Oppenheim, Quinten Beasley, James E. Burns and Saleem Nizami.

2.
To ratify the appointment of MaloneBailey, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2017. The Board recommends that you approve and ratify the appointment of MaloneBailey, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2017.

3.
To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting for a quorum or to approve any of the proposals above. The Board recommends that you vote to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting for a quorum or to approve any of the proposals above.

4.	To transact such other business as may properly come before the annual meeting.

THE BOARD OF DIRECTORS (THE “BOARD”) UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS TWO AND THREE.

We do not expect to transact any other business at the Annual Meeting. Our Board of Directors has fixed the close of business on April 21, 2017, as the record date for determining those stockholders entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of our stockholders will be available for examination at our offices in Houston, Texas, during ordinary business hours for a period of 10 days prior to the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number, faxing your proxy card or by using the Internet as described in the instructions included with your proxy card or voting instruction card. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting.
i

The enclosed proxy statement, which is first being mailed to stockholders on April 21, 2017, is also available at https://www.iproxydirect.com/BBLS. This website also includes copies of the form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2016, which we refer to as the Annual Report. Stockholders may also request a copy of the proxy statement and our annual report by contacting our main office at (832) 941-0011.

Even if you plan to attend the Annual Meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

By Order of the Board of Directors

/s/ Leo Womack
Leo Womack
Chairman

Houston, Texas
April 21, 2017

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU VOTE BY TELEPHONE, MAIL, FAX OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

TABLE OF CONTENTS

GENERAL INFORMATION	1
Information Contained In This Proxy Statement	1
Important Notice Regarding the Availability of Proxy Materials	1
Record Date and Shares Entitled to Vote	1
Voting Process	2
Revocability of Proxies	2
Attendance at the Annual Meeting	2
Conduct at the Meeting	2
Voting Requirements for Each of the Proposals	3
Quorum; Broker Non-Votes and Abstentions	3
Board of Directors Voting Recommendations	3
Mailing Costs and Solicitation of Proxies	4
Confidential Voting	4
Inspector of Voting	4
Stockholders Entitled to Vote at the Meeting	4
Voting Instructions	4
Stockholder of Record and Shares Held in Brokerage Accounts	4
Multiple Stockholders Sharing the Same Address	4
Voting Results	5
Company Mailing Address	5
VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS	5
Security Ownership of Certain Beneficial Owners and Management	5
Changes in Control	8
CORPORATE GOVERNANCE	8
Board Leadership Structure	8
Risk Oversight	9
Family Relationships	9
Arrangements between Officers and Directors	9
Other Directorships	9
Director Qualifications	9
Involvement in Legal Proceedings	9
Board of Directors Meetings	10
COMMITTEES OF THE BOARD	10
Stockholder Communications with the Board	11
Director Independence	11
Code of Conduct	11
EXECUTIVE OFFICERS	11
EXECUTIVE AND DIRECTOR COMPENSATION	12
Employment Agreements	12
Compensation Recovery	14
Executive Compensation	14
Say-on-pay Voting Outcome	15
Director Compensation	15
Narrative Disclosure to the Director Compensation Table	16
Outstanding Equity Awards at Year Ended December 31, 2016	16
Securities Authorized for Issuance Under Equity Compensation Plans	16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17
Review, Approval and Ratification of Related Party Transactions	21
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21

PROPOSAL 1 - ELECTION OF DIRECTORS	22
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF MALONEBAILEY, LLP AS THE COMPANY’S INDEPENDENT AUDITORS	25
PROPOSAL 3 - ADJOURNMENT OF THE ANNUAL MEETING	26

STOCKHOLDER PROPOSALS	27
Proposals for 2018 Annual Meeting of Stockholders and 2018 Proxy Materials	27
Nominations for the Board of Directors	27
Additional Filings	27
OTHER MATTERS	28
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	28
COMPANY CONTACT INFORMATION	28

___________________________

PROXY STATEMENT
FOR AN ANNUAL MEETING OF STOCKHOLDERS
___________________________

GENERAL INFORMATION

Petrolia Energy Corporation (“Petrolia,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2017 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) to be held on May 31, 2017 at 4:30 p.m. local time at 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on April 21, 2017. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information. Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on April 17, 2017 (the “Annual Report”). If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Annual Report, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy) via the Internet at https://www.iproxydirect.com/BBLS or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on April 21, 2017, (the “Record Date”). Each stockholder of record as of the Record Date is entitled to one vote for each share of common stock held by him, her or it on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. At the close of business on the Record Date, there were 79,034,505 shares of our common stock eligible to be voted at the Annual Meeting. Other than our common stock, we have no other voting securities currently outstanding.

Voting Process

If you are a stockholder of record, there are five ways to vote:

•	In person. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Revocability of Proxies

The presence of a stockholder at our annual meeting will not automatically revoke that stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

•	submitting a written revocation prior to the annual meeting to the Corporate Secretary, Petrolia Energy Corporation, 710 N Post Oak Rd., Suite 512, Houston, Texas 77024;

•
submitting another signed and later dated proxy card and returning it by mail in time to be received before our Annual Meeting or by submitting a later dated proxy by the Internet or telephone prior to the Annual Meeting; or

•	attending our Annual Meeting and voting in person.

Attendance at the Annual Meeting

Attendance at the Annual Meeting is limited to holders of record of our common stock at the close of business on the Record Date and the Company’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our common stock or preferred stock, such as a bank or brokerage account statement indicating that you owned shares of our common stock or preferred stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.

Conduct at the Meeting

The Chairman has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

Voting Requirements for Each of the Proposals

	Proposal	Vote Required	Broker Discretionary Voting Allowed*
1	Election of directors	Plurality of Votes Cast	No
2	Ratification of the appointment of MaloneBailey, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2017	Majority of the votes which are present, in person or by proxy at the Annual Meeting	Yes
3
Approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting for a quorum or to approve any of the proposals above
		Majority of the votes which are present, in person or by proxy at the Annual Meeting	No

* See also “Quorum; Broker Non-Votes and Abstentions”, below.

Quorum; Broker Non-Votes and Abstentions

The presence at the Annual Meeting of the holders of 33-1/3% of the outstanding shares of voting stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. With respect to the election of directors (Proposal 1), under plurality voting, broker non-votes and abstentions have no effect on determining the nominees elected, except to the extent that they affect the total votes received by any particular candidate. Additionally, broker non-votes and abstentions could prevent the proposals (other than Proposal 1 relating to the appointment of directors) from receiving the required affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, each proposal. Abstaining shares will be considered present at the annual meeting and “entitled to vote” on the applicable proposals so that the effect of abstentions will be the equivalent of a vote “AGAINST” each applicable proposal. With respect to broker non-votes, the shares subject to a broker non-vote will not be considered present at the annual meeting for each proposal, since they are not “entitled to vote” on such proposals, so broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote of the shares present in person or represented by proxy at the annual meeting and entitled to vote on such applicable proposals, by reducing the total number of shares from which the majority is calculated.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Please note that previously, brokers were allowed to vote uninstructed shares in uncontested director elections or with regard to certain executive compensation matters. However, brokers now can no longer vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.

In order to minimize the number of broker non-votes, we encourage you to vote or to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Board of Directors Voting Recommendations

Our Board of Directors (the “Board”) recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors (Proposal 1).

•	“FOR” the ratification of the appointment of MaloneBailey, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2017 (Proposal 2).

•
“FOR” the approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting for a quorum or to approve any of the proposals above (Proposal 3).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have not and do not anticipate retaining a third-party proxy solicitation firm to solicit proxies on behalf of the Board. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Inspector of Voting

Representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the Annual Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also access this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the Record Date your shares were registered in your name with the Company’s transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by the Company. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials (or the Notice) are required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of Annual Meeting of stockholders and 2016 Annual Report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2016 Annual Report to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2016 Annual Report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Lee H. Lytton, at our principal executive offices at 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024, or a stockholder may make a request by calling our Corporate Secretary, Lee H. Lytton at (832) 941-0011.

If you receive more than one Notice of Internet Availability of Proxy Materials, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process” on page 2, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Company Mailing Address

The mailing address of our principal executive offices is 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. At the close of business on the Record Date, there were 79,034,505 shares of our common stock outstanding, for a total of 79,034,505 voting shares eligible to be voted at the Annual Meeting. Other than our common stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein, and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors and director nominees; (iii) each of our executive officers and significant employees; and (iv) all of our current executive officers, significant employees and directors as a group, as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024.

Title of class	Name and address of beneficial owner		Amount of beneficial ownership (1)		Percent of class (2)
Executive Officers & Directors:
Common	Quinten Beasley		29,991,166 shares	(3)	37.6%
Common	Paul Deputy		6,184,964 shares	(4)	7.6%
Common	Leo Womack		4,703,334 shares	(5)	5.8%
Common	Joel Oppenheim		3,005,000 shares	(6)	3.7%
Common	Zel C Khan		2,800,000 shares	(7)	3.5%
Common	Lee Lytton		2,196,800 shares	(8)	2.7%
Common	James E. Burns		1,770,000 shares	(9)	2.2%
Common	Saleem Nizami		100,000 shares		* %

Total of All Directors and Executive Officers as a group (eight persons):			50,751,264 shares		57.2%

Greater Than 5% Beneficial Owners:
Common	Jovian Petroleum Corporation	(10)	25,297,136 shares	(11)	26.2%
Common	Blue Sky New Mexico Inc	(12)	7,968,750 shares		8.3%
Common	Rick Wilber	(13)	5,403,333 shares	(14)	5.6%

* Less than 1%.

Unless otherwise stated, the address of each shareholder in c/o Petrolia Energy Corporation, 710 N Post Oak, Suite 512, Houston, Texas 77024.

(1)          Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares, and/or (ii) investment power, which includes the power to dispose or direct the disposition of shares. Also under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

(2)          Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 79,034,505 shares of common stock.

(3)          Includes 4,074,030 shares held by Mr. Beasley directly. Includes ownership of the securities held by Jovian Petroleum Corporation, which securities Mr. Beasley is deemed to beneficially own due to his position as President and CEO of Jovian (see footnotes 9 and 10). Includes 100,000 shares issuable upon exercise of warrants, which have an exercise price of $0.12 per share and expire on August 5, 2018. Includes warrants to purchase 500,000 shares of Company common stock at an exercise price of $0.06 per share, which expire 36 months from their vesting date. Includes warrants to purchase 10,000 shares of Company common stock at an exercise price of $0.06 per share, which expire on September 13, 2019. Includes warrants to purchase 100,000 shares of Company common stock at an exercise price of $0.12 per share, which expire on August 5, 2018.

(4)          Includes 4,262,048 shares held by Mr. Deputy. Includes 100,000 shares issuable upon exercise of warrants, which have an exercise price of $0.12 per share and expire on August 31, 2018. Includes 1,100,000 shares issuable upon exercise of warrants, which have an exercise price of $0.10 per share and expire on August 31, 2018. Includes 10,000 shares issuable upon exercise of warrants, which have an exercise price of $0.10 per share and expire on February 1, 2019. Includes 100,000 shares issuable upon exercise of warrants, which have an exercise price of $0.09 per share and expire on June 17, 2019. Includes 10,000 shares issuable upon exercise of warrants, which have an exercise price of $0.059 and expire on September 13, 2019. Includes 550,000 shares issuable upon exercise of warrants, which have an exercise price of $0.077 and expire on July 1, 2019. Includes 6,250 shares issuable upon exercise of warrants, which have an exercise price of $0.12 and expire on September 26, 2019. Includes 11,666 shares issuable upon exercise of warrants, which have an exercise price of $0.14 and expire on September 30, 2019. Includes 35,000 shares issuable upon exercise of warrants, which have an exercise price of $0.16 and expire on December 31, 2019.

(5)          Includes 2,196,667 shares held by the Leo B. Womack Family Trust, which Mr. Womack is deemed to beneficially own (the “Trust”). Includes 166,667 shares issuable upon the exercise of warrants, which have an exercise price of $0.75 per share and an expiration date of August 5, 2019, held by the Trust. Includes 300,000 shares issuable upon the exercise of warrants, which have an exercise price of $0.12 per share and an expiration date of August 5, 2018, held by the Trust. Includes 1,000,000 shares issuable upon the exercise of warrants, which have an exercise price of $0.06 per share, and have a term of three years from their vesting date. Includes 1,000,000 shares issuable upon the exercise of warrants, which have an exercise price of $0.06 per share, and have a term of three years from their vesting date. Includes warrants to purchase 10,000 shares of Company common stock at an exercise price of $0.10 per share, which expire on February 1, 2019. Includes warrants to purchase 20,000 shares of Company common stock at an exercise price of $0.09 per share, which expire on August 10, 2019. Includes warrants to purchase 10,000 shares of Company common stock at an exercise price of $0.06 per share, which expire on September 13, 2019.

(6)          Includes 1,250,000 shares held by Joel Oppenheim. Includes 500,000 shares issuable upon the exercise of warrants, which have an exercise price of $0.06 per share, vest on January 1, 2016, and have a term of three years from their vesting date. Includes 500,000 shares issuable upon the exercise of warrants, which have an exercise price of $0.06 per share, vest on January 1, 2017, and have a term of three years from their vesting date. Includes warrants to purchase 100,000 shares of Company common stock at an exercise price of $0.75 per share, which expire on August 5, 2019. Includes warrants to purchase 300,000 shares of Company common stock at an exercise price of $0.12 per share, which expire on August 5, 2018. Includes warrants to purchase 200,000 shares of Company common stock at an exercise price of $0.10 per share, which expire on September 1, 2018. Includes warrants to purchase 10,000 shares of Company common stock at an exercise price of $0.10 per share, which expire on September 1, 2018. Includes warrants to purchase 12,500 shares of Company common stock at an exercise price of $0.06 per share, which expire on September 13, 2019. Includes warrants to purchase 6,250 shares of Company common stock at an exercise price of $0.06 per share, which expire on September 13, 2019 Includes warrants to purchase 50,000 shares of Company common stock at an exercise price of $0.09 per share, which expire on June 20, 2019. Includes warrants to purchase 10,000 shares of Company common stock at an exercise price of $0.09 per share, which expire on August 5, 2019. Includes warrants to purchase 55,000 shares of Company common stock at an exercise price of $0.09 per share, which expire on August 23, 2019. Includes warrants to purchase 10,000 shares of Company common stock at an exercise price of $0.06 per share, which expire on September 14, 2019. Includes warrants to purchase 300,000 shares of Company common stock at an exercise price of $0.08 per share, which expire on August 18, 2019. Includes warrants to purchase 6,250 shares of Company common stock at an exercise price of $0.06 per share, which expire on September 30, 2019.

(7)          Includes 1,800,000 shares held by Mr. Khan. Includes 800,000 shares issuable upon exercise of warrants, which have an exercise price of $0.10 per share and expire on August 31, 2018. Includes 40,000 shares issuable upon exercise of warrants, which have an exercise price of $0.20 per share and expire on December 31, 2018. Includes 40,000 shares issuable upon exercise of warrants, which have an exercise price of $0.20 per share and expire on March 31, 2019. Includes 40,000 shares issuable upon exercise of warrants, which have an exercise price of $0.20 per share and expire on June 30, 2019. Includes 40,000 shares issuable upon exercise of warrants, which have an exercise price of $0.20 per share and expire on September 30, 2019. Includes 40,000 shares issuable upon exercise of warrants, which have an exercise price of $0.20 per share and expire on December 31, 2019. Note that Mr. Khan has a 25% ownership interest in Jovian Petroleum Corporation.

(8)          Includes 610,000 shares held by Mr. Lytton. Includes 500,000 shares issuable upon the exercise of warrants, which have an exercise price of $0.06 per share, and have a term of three years from their vesting date. Includes 500,000 shares issuable upon the exercise of warrants, which have an exercise price of $0.06 per share, and have a term of three years from their vesting date. Includes warrants to purchase 33,400 shares of Company common stock at an exercise price of $0.75 per share, which expire on August 5, 2019. Includes warrants to purchase 300,000 shares of Company common stock at an exercise price of $0.12 per share, which expire on August 5, 2018. Includes warrants to purchase 200,000 shares of Company common stock at an exercise price of $0.10 per share, which expire on

September 1, 2018. Includes warrants to purchase 10,000 shares of Company common stock at an exercise price of $0.10 per share, which expire on February 1, 2019. Includes warrants to purchase 10,000 shares of Company common stock at an exercise price of $0.06 per share, which expire on September 14, 2019.

(9)          Includes warrants to purchase 10,000 shares of common stock at an exercise price of $0.10 per share; warrants to purchase 50,000 shares of common stock at an exercise price of $0.12 per share, and warrants to purchase 160,000 shares of common stock at an exercise price of $0.14 per share.

(10)          Address: 710 N. Post Oak Rd., Suite 550, Houston, Texas 77024. Shares held by Jovian Petroleum Corporation are beneficially owned by Quinten Beasley, President and CEO.

(11)          Includes 25,197,136 shares held by Jovian Petroleum Corporation. Includes 100,000 shares issuable upon the exercise of warrants, which have an exercise price of $0.12 per share and an expiration date of August 5, 2018.

(12)          Address: 320 Gold Avenue SW, Suite 1000, Albuquerque, New Mexico 87102. The shares held by Blue Sky NM, Inc. are beneficially owned by Fulucai Productions Ltd. and Mohammad Fazil, its CEO and President.

(13)          Address: 10360 Kestrel Street, Plantation, Florida 33324.

(14)          Includes shares issuable upon conversion of $550,000 in convertible notes which are convertible into shares of the Company’s common stock at a conversion price of $0.30 per share. Also includes 1,570,000 shares issuable upon exercise of warrants to purchase shares of Company common stock at an exercise price of $0.80 per share, which expire on September 20, 2023 (570,000 warrants) and June 17, 2023 (1,000,000 warrants). Includes 500,000 shares issuable upon exercise of warrants to purchase shares of Company stock at an exercise price of $0.15 per share which expire December 31, 2022.

Changes in Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Leadership Structure

The roles of Chairman and Chief Executive Officer of the Company are currently held separately. Mr. Womack serves as Chairman and Mr. Khan serves as Chief Executive Officer. The Board of Directors does not have a policy as to whether the Chairman should be an independent director, an affiliated director, or a member of management. Our Board believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management (the Company’s Chief Executive Officer, Mr. Khan and the Company’s Chief Financial Officer, Mr. Deputy) and the members of our Board (currently Mr. Womack as Chairman). It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to its Chief Executive Officer, while enabling our Chairman to facilitate our Board’s oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risk throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Director Qualifications

The Board believes that each of our directors is highly qualified to serve as a member of the Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Board seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our executive officers or directors has been involved in any of the following events during the past ten years:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);

(3)
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;

(5)
being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(6)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1)(a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

The Company had thirteen (13) official meetings of the Board of Directors during the fiscal year 2016 and eight (8) during the previous fiscal year ending December 31, 2015. In 2016, four of the directors (Leo Womack, Lee Lytton, Zel C Khan and Joel Oppenheim) attended each meeting while Quinten Beasley attended (2) meetings in person and the rest of the meetings telephonically (note that Mr. Beasley lives in Canada). Saleem Nizami and James E. Burns were not appointed to the Board of Directors until April 2017. The Company has not adopted a policy requiring its directors to attend its annual meeting of stockholders.

COMMITTEES OF THE BOARD

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by our Board of Directors.

Our Company has defined policy and procedural requirements for stockholders to submit recommendations or nominations for directors as set forth in the Company’s Bylaws and described under “Stockholder Proposals” – “Nominations for the Board of Directors” on page 27 below. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

The Board of Directors will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholder Proposals” – “Nominations for the Board of Directors” on page 27 below. The Secretary will send properly submitted stockholder recommendations to the Board of Directors. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Board of Directors through other means. The Board of Directors also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

Although we do not have a formal audit committee, the Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Additionally, Mr. Leo Womack, Chairman of our Board of Directors has been licensed as a Certified Public Accountant (CPA) in Texas since 1967 and qualifies as an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Stockholder Communications with the Board

Our stockholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Corporate Secretary, 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Director Independence

Our common stock is quoted for trading on the OTC Pink market operated by OTC Markets Group and we are not required to have independent members of our Board of Directors pursuant to applicable market rules. Notwithstanding that we currently consider Leo Womack, Joel Oppenheim and Saleem Nizami, as independent directors.

As described above, we do not currently have a separately designated audit, nominating or compensation committee.

Code of Conduct

We have adopted a Code of Ethical Business Conduct (“Code of Conduct”) that applies to all of our directors, officers, and employees.

Any stockholder who so requests may obtain a free copy of our Code of Conduct by submitting a written request to our Corporate Secretary. Additionally, the Code of Conduct was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 23, 2015, as Exhibit 14.1.

We intend to disclose any amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.petroliaenergy.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct to any such officers or employees.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers. Ages of the executive officers below are as of the Record Date.

Name	Position	Age
Zel C. Khan	Chief Executive Officer	42
James E. Burns	President	47
Paul Deputy	Chief Financial Officer	57
Lee H. Lytton	Corporate Secretary	72

ZEL C. KHAN, CHIEF EXECUTIVE OFFICER

Information regarding Mr. Khan is set forth in “Proposal 1 – Election of Directors”, below (beginning on page 22).

JAMES E. BURNS, PRESIDENT

Information regarding Mr. Burns is set forth in “Proposal 1 – Election of Directors”, below (beginning on page 22).

PAUL DEPUTY, CHIEF FINANCIAL OFFICER

Paul Deputy, the Chief Financial Officer of the Company, is a Certified Public Accountant. He has more than 13 years of experience in the oil and gas industry and is a member of the American Institute of CPA’s (AICPA). Prior to joining the Company, Mr. Deputy owned a consulting firm (since December 2009), which specialized in SEC compliance and audit process management. Early in his career, he served as a Senior Auditor with Deloitte & Touche LLP before serving as a Senior Financial Analyst for Continental Airlines. Mr. Deputy specialized in audit procedure and compliance and has held management and directorial positions at companies, such as Swift Energy (NYSE:SNFY), Mariner Energy (NYSE:ME), Versabar, Inc. and Highmount E&P, a former subsidiary of Loews Corporation (NYSE: L). Mr. Deputy holds a Bachelor of Business Administration in Management and a Masters in Professional Accounting from the University of Texas (Austin).

LEE H. LYTTON, CORPORATE SECRETARY

Information regarding Mr. Lytton is set forth in “Proposal 1 – Election of Directors”, below (beginning on page 22).

EXECUTIVE AND DIRECTOR COMPENSATION

Employment Agreements

Zel C. Khan (CEO)

 On September 23, 2015, Zel C. Khan, entered into an employment agreement with the Company effective October 1, 2015 to serve as our President and Chief Executive Officer for an initial term of twenty four (24) months (automatically renewable thereafter for additional one year terms). Effective on April 18, 2017, Mr. Khan stepped down as President in connection with the Company’s appointment of James E. Burns as President. The agreement provides that the Company will pay Mr. Khan an annual base salary of $160,000, with a provision for deferral of current payments until such time that the Company is cash flow positive. The Company will issue one warrant to purchase one share of the Company’s restricted common stock at an exercise price of $0.20 cents per share for each dollar of gross salary that is deferred. The Warrants will have a term of 36 months from date of grant, which will be quarterly.

Mr. Khan also received a one-time grant of one million (1,000,000) restricted shares of the Company’s common stock (the “Shares”), effective October 1, 2015. The Shares shall be forfeited should the employment agreement be terminated for any reason prior to the conclusion of the initial 24-month term at a rate equal to 41,666 of the Shares for each whole month that the employment period is terminated prior to the conclusion of the initial 24-month term.

In the event Mr. Khan’s employment is terminated for any reason other than without cause by the Company, he is to receive the compensation earned by him as of such termination date and is required to return the pro rata portion of the one million shares of common stock issued to him as described above for the applicable remaining period of the initial twenty-four (24) month term. In the event Mr. Khan’s employment is terminated by the Company without cause, he is required to receive severance pay equal to two months of his base salary. “Cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, unethical business conduct, disloyalty, fraud or breach of fiduciary duty, (ii) reporting to work under the influence of alcohol, (iii) the use of illegal drugs (whether or not at the workplace) or other conduct, which could reasonably be expected to, or which does, cause the Company or any of its affiliates public disgrace or disrepute or economic harm, (iv) repeated failure to perform duties as reasonably directed by the Board of Directors, (v) gross negligence or willful misconduct with respect to the Company or its affiliates or in the performance of Mr. Khan’s duties under the agreement, (vi) obtaining any personal profit not thoroughly disclosed to and approved by the board in connection with any transaction entered into by, or on behalf of, the Company or any of its affiliates, or (vii) violating any of the terms of the Company’s or its affiliates’ rules or policies applicable to Mr. Khan which, if curable, is not cured to the board’s reasonable satisfaction within fifteen (15) days after written notice thereof to Mr. Khan, or any other material breach of the agreement or any other agreement between Mr. Khan and the Company or any of its affiliates which, if curable, is not cured to the board’s reasonable satisfaction within fifteen (15) days after written notice thereof to Mr. Khan.

The employment agreement includes a non-solicitation/non-interference clause which applies for two years after the termination date of the employment agreement. The employment agreement also requires Mr. Khan to submit to the board all business, commercial and investment opportunities or offers presented to Mr. Khan or of which Mr. Khan becomes aware which relate to the business of the Company or its affiliates.

There are no family relationships between Mr. Khan and any of our other directors or executive officers.

The following shows the amount of time Mr. Khan expects to devote to our business:

Name	Percent

Zel C. Khan	90%

James E. Burns

Pursuant to Mr. Burn’s offer letter, Mr. Burns will receive a base salary of $300,000 per year, payable the first year in the form of 1.4 million shares of restricted common stock, which shares have been issued to Mr. Burns, and $100,000 in the form of cash consideration in connection with his service on the Board and service as President. The $100,000 salary is payable beginning after such time as the Company has raised at least $1 million. The offer letter also included the issuance to Mr. Burns of 1 million restricted shares of common stock as a signing bonus. We also agreed to grant Mr. Burns warrants to purchase 1 million shares of common stock at an exercise price of $0.14 per share, which vest equally over 36 months, in the event we meet certain performance targets.

The agreement with Mr. Burns may be terminated by the Company with 30 days’ notice or by Mr. Burns with two weeks’ notice, provided that if the agreement is terminated by the Company, the Company is required to pay Mr. Burns 12 months of severance pay based on his base salary. The Company also agreed to pay Mr. Burns an annual bonus equal to his base salary ($300,000) times the percentage increase in the trading price of the Company’s common stock, compared to the $0.14 per share trading price at the time Mr. Burns was engaged by the Company.

Paul Deputy (CFO)

On July 1, 2016, Paul Deputy, entered into an employment agreement with the Company effective July 1, 2016 to serve as our Chief Financial Officer for an initial term of twelve (12) months (automatically renewable thereafter for additional one year terms). The agreement provides that the Company will pay Mr. Deputy an annual base salary of $140,000, with a provision for deferral of 90 days. After the 90 days, Mr. Deputy is issued one warrant for each dollar of gross salary that is deferred. The exercise price of the warrants is the market price of the Company’s shares at each quarter end.

Mr. Deputy also received a one-time grant of warrants to purchase five hundred fifty thousand (550,000) shares of the Company’s common stock (the “Shares”), effective July 1, 2016. These warrants will be exercisable for a three year period beginning July 1, 2016 at a strike price of $0.07 cents.

In the event Mr. Deputy’s employment is terminated for any reason other than without cause by the Company, he is to receive the compensation earned by him as of such termination date. In the event Mr. Deputy’s employment is terminated by the Company without cause, he is required to receive severance pay equal to two months of his base salary. “Cause” means (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, unethical business conduct, disloyalty, fraud or breach of fiduciary duty, (ii) reporting to work under the influence of alcohol, (iii) the use of illegal drugs (whether or not at the workplace) or other conduct, which could reasonably be expected to, or which does, cause the Company or any of its affiliates public disgrace or disrepute or economic harm, (iv) repeated failure to perform duties as reasonably directed by the Board of Directors, (v) gross negligence or willful misconduct with respect to the Company or its affiliates or in the performance of Mr. Deputy’s duties under the agreement, (vi) obtaining any personal profit not thoroughly disclosed to and approved by the board in connection with any transaction entered into by, or on behalf of, the Company or any of its affiliates, or (vii) violating any of the terms of the Company’s or its affiliates’ rules or policies applicable to Mr. Deputy which, if curable, is not cured to the board’s reasonable satisfaction within fifteen (15) days after written notice thereof to Mr. Deputy, or any other material breach of the agreement or any other agreement between Mr. Deputy and the Company or any of its affiliates which, if curable, is not cured to the board’s reasonable satisfaction within fifteen (15) days after written notice thereof to Mr. Deputy.

* * * * *

The Company does not have an employment agreement in place with Mr. Lytton.

Compensation Recovery

Under the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer (provided that we do not currently have a Chief Financial Officer). We plan to implement a clawback policy in the future, although we have not yet implemented such policy, in accordance with the requirements of The Dodd–Frank Wall Street Reform and Consumer Protection Act.

Executive Compensation

The following table sets forth information concerning the compensation of (i) all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level; (ii) our two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year and who were paid more than $100,000 of total compensation; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (ii) but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total
Zel Khan (Current Principal Executive Officer) (7)	2016	$194,000	$—	$—	$18,757	$—	$212,757
	2015	$26,667	$—	$8,500	$2,900	$—	$38,067
Paul Deputy (Current Principal Financial and Accounting Officer) (8)	2016	$78,616	$—	$—	$7,090	$77,126	$162,832
David Baker (Former Principal Executive Officer) (6)	2015	$10,000	$—	$33,778	$—	$—	$43,778

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. None of our executive officers received any change in pension value and nonqualified deferred compensation earnings during the periods presented.

(1)	The dollar value of base salary (cash and non-cash) earned. Executive salaries in 2016 were accrued but not paid.
(2)	The dollar value of bonus (cash and non-cash earned.
(3)	The fair value of stock issued for services computed in accordance with Accounting Standards Codification (ASC) 718 on the date of grant
(4)	The fair value of warrants granted computed in accordance with ASC 718 in the date of grant.
(5)	All other compensation received that we could not properly report in any other column of the table.
(6)
Resigned as Chief Executive Officer effective March 1, 2015. On March 1, 2015, Mr. Zel C. Khan was appointed as President and Chief Executive Officer of the Company. On April 18, 2017, James E. Burns was appointed as President.

(7)
Appointed as President and Chief Executive Officer effective March 1, 2015. On April 18, 2017, James E. Burns was appointed as President. Mr. Khan’s signing bonus is recognized when it is earned. During 2016, $34,000 was earned and added to his accrued salary amount.

(8)
Appointed as Chief Financial Officer July 1, 2016. Mr. Deputy converted a significant portion of his salary to shares during 2016, thereby reducing his salary balance. The converted value is included in All Other Compensation.

We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive, profit sharing, retirement or other plans, although we may adopt one or more of such plans in the future.

We do not maintain any life or disability insurance on any of our officers.

Say-on-pay Voting Outcome

As part of the process for determining compensation for the named executive officers for 2016, the Board of Directors considered the most recent “say on pay” non-binding stockholder advisory vote held in April 2016 regarding the named executive officers’ 2015 compensation. The resolution approving 2015 executive compensation received approval of 61.0% of the total stockholder vote, including 97.6% of the total number of stockholders voting at the April 2016 stockholders meeting. The Board of Directors considered these favorable results and did not make significant changes to our executive compensation program because it believes this advisory stockholder vote indicates strong support for our current compensation policies. The Board of Directors currently plans to hold the next non-binding, advisory vote on executive compensation at our 2018 annual meeting of stockholders.

Director Compensation

The table below summarizes all compensation of our directors as of December 31, 2016:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Leo Womack	$48,000	$—	$57,522	$—	$—	$—	$105,522
Lee H Lytton	24,000	—	28,761	—	—	—	52,761
Joel Oppenheim	24,000	—	51,789	—	—	—	75,789
Quinten Beasley (4)	1,250	—	41,891	—	—	133,591	176,732

The notes below summarizes all compensation of our directors as of December 31, 2016.

(1)          Fees earned due to retainers, meetings, committees and chairman services. Fees of $49,250 were paid for directors fees while $48,000 was paid for Chairman services. These fees were not paid in cash but were accrued.
(2)          The fair value of stock issued for services computed in accordance with ASC 718 on the date of grant.
(3)          The fair value of warrants granted computed in accordance with ASC 718 on the date of grant.
(4)          Appointed to the Board of Directors effective April 14, 2016.

The fair value of stock issued for services computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant. See also “Narrative Disclosure to the Director Compensation Table” below.

Mr. Saleem Nizami and Mr. James E. Burns were appointed to the Board of Directors in April 2017.

Narrative Disclosure to the Director Compensation Table

On September 23, 2015, the Board of Directors granted Leo B. Womack, the Chairman of the Board of Directors of the Company a warrant to purchase 1 million shares of the Company’s common stock at an exercise price of $0.06 per share, which vests on January 1, 2016, and is exercisable for 36 months thereafter. The Board also granted Lee Lytton and Joel Oppenheim, members of the Board of Directors each a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.06 per share, which vested on January 1, 2016, and is exercisable for 36 months thereafter. The fair value of the warrants granted on September 23, 2015 is $129,126.

On March 11, 2016, the Board of Directors granted Leo B. Womack, the Chairman of the Board of Directors of the Company a warrant to purchase 1 million shares of the Company’s common stock at an exercise price of $0.06 per share, which vests on January 1, 2017, and is exercisable for 36 months thereafter. The Board also granted Lee Lytton, Quinten Beasley and Joel Oppenheim, members of the Board of Directors each a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.06 per share, which vests on January 1, 2017, and is exercisable for 36 months thereafter. The fair value of the warrants granted on March 11, 2016 is $156,936.

On April 18, 2017, our Board of Directors agreed to issue Saleem Nizami 100,000 shares of our restricted common stock in consideration for agreeing to serve on our Board of Directors, which issuance is not shown in the table above because it occurred after year end.

On April 19, 2017, our Board of Directors agreed to issue James E. Burns 100,000 shares of our restricted common stock in consideration for agreeing to serve on our Board of Directors, which issuance is not shown in the table above because it occurred after year end.

Outstanding Equity Awards at Year Ended December 31, 2016

No officers had any outstanding options or unvested outstanding stock awards at year end.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2016, with respect to our compensation plans under which common stock is authorized for issuance.

Equity Compensation Plan Information

	(A)	(B)	(C)

Plan Category	Number of securities to issued upon exercise of outstanding warrants	Weighted-average exercise price of outstanding warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)

Equity compensation plans approved by shareholders (1)	-	N/A	4,000,000
Equity compensation plans not approved by shareholders (2)	1,522,916	$0.09	-
Total	1,522,916	$0.09	4,000,000

(1)          The Company’s 2015 Stock Incentive Plan has included 4,000,000 shares in the Plan. At present, no shares have been issued from the Plan.

(2)          During 2016 only, 1,522,916 warrants were issued to management and directors as performance incentives and compensation for funds provided from investment and operations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, beginning on page 12, there have been no transactions since the beginning of the Company’s last fiscal year, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end, for the last two completed fiscal years, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

On May 1, 2015, the Company began a new private offering of “Units” (each consisting of 100,000 shares of restricted common stock and a warrant to purchase an additional 100,000 shares of common stock at an exercise price of $0.12 per share at any time prior to August 5, 2018), with each unit being sold for $10,000 per Unit. The Company sold a total of 22 Units before terminating the offering. Included as purchasers in the offering were Lee H. Lytton, our Corporate Secretary and directors, who purchased one Unit for an aggregate of $10,000; The Oppenheimer Group, an entity affiliated with Joel Oppenheim, our directors, which acquired three Units; Jovian Petroleum Corporation, affiliated with Zel C. Khan, our Chief Executive Officer, which acquired one Unit; The Leo B. Womack Family Trust, which is beneficially owned by our Chairman, Leo Womack, which acquired three Units; and Quinten Beasley, a director who acquired one Unit.

A Promissory Note to Jovian (defined and described below) for $1,000,000 was executed bearing interest at 5% and due on December 31, 2016 related to the acquisition of a 50% working interest in the SUDS field. If full payment is not made by December 31, 2016, the buyer extended the Note to June 30, 2017 by making a $10,000 payment. The Promissory Note is secured by a 12.5% undivided working interest in the SUDS field. In the event the Company closes any financing related to the SUDS field, 50% of the net proceeds received from the financing will be applied to pay the Note.

On June 11, 2015, our Board of Directors increased the size of our Board of Directors from two to three members and appointed Joel Oppenheim to our Board of Directors to fill the newly created vacancy. On June 11, 2015, our Board of Directors agreed to issue Joel Oppenheim 100,000 shares of our restricted common stock in consideration for agreeing to serve on our Board of Directors.

On September 1, 2015, the Company began a new private offering of “Units” (each consisting of 100,000 shares of restricted common stock and a warrant to purchase an additional 100,000 shares of common stock at an exercise price of $0.10 per share at any time prior to August 31, 2018), with each unit being sold for $6,000 per Unit. To date, the Company has sold 28 Units (2.8 million restricted shares of common stock and warrants to purchase 2.8 million shares of common stock) for aggregate consideration of $168,000. Included as purchases in the offering were Lee H. Lytton, our Corporate Secretary and director, who purchased two Units for an aggregate of $12,000; The Oppenheimer Group, an entity affiliated with Joel Oppenheim, our director, which acquired two Units; and Zel C. Khan, our Chief Executive Officer and Director, who acquired eight Units for $48,000.

On September 23, 2015, we entered into a Purchase and Sale Agreement with SUDS Properties, LLC (“SUDS” and the “Purchase Agreement”). SUDS is 100% owned by Jovian Resources LLC (“Jovian”). Mr. Zel C. Khan, our Chief Executive Officer and director, is the former manager of Jovian and Quinten Beasley, our director is the President and CEO of Jovian. Pursuant to the Purchase Agreement, we acquired a 10% working interest in the SUDS field located in Creek County, Oklahoma, in exchange for 10,586,805 shares of restricted common stock, representing 33% of our outstanding common stock. Such shares were calculated based on the relative 1P reserves currently owned by us and the P1 reserves being acquired through the transaction without regard to our common share price. Based on the then current market value of our stock at $0.06 per share, the price paid was $719,903 or $4.77 per barrel of oil (Bbl). Through this transaction, the Company increased its reserve base by approximately 151,000 Bbls of (1P) proven reserves. The acquisition will be effective October 1, 2015 for all purposes. Concurrently with the purchase, Jovian agreed to assign to the Company all rights to be the operator of the SUDS unit under a standard operating agreement.

On September 23, 2015, our Board of Directors agreed to issue Mr. Zel C. Khan, the Chief Executive Officer and then President of the Company, 1,000,000 shares of the Company’s restricted common stock in consideration for entering into the employment agreement as described above under “Employment Agreements”.

On September 23, 2015, the Board of Directors agreed to pay:

(a)          Leo B. Womack, the Chairman of the Board of Directors of the Company, $4,000 per month in consideration for his services on the Board of Directors, and to grant him a warrant to purchase 1 million shares of the Company’s common stock at an exercise price of $0.06 per share, which vests on January 1, 2016, and is exercisable for 36 months thereafter; and

(b)          Lee Lytton and Joel Oppenheim, members of the Board of Directors, each $2,000 per month in consideration for their service on the Board of Directors, and to grant each of them a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.06 per share, which vest on January 1, 2016, and are exercisable for 36 months thereafter (collectively with the warrants granted to Mr. Womack as described above, the “Director Warrants”);

(c)          Provided that the cash fees due to the directors as described above shall only be payable out of 10% of the positive cash flow (if any) of the Company as of any fiscal quarter (“Positive Cash Flow”), and any other fees due such directors shall accrue until such time as the Company has Positive Cash Flow.

Effective October 1, 2015, all five (5) employees of Jovian became employees of the Company and the Company became operator of all properties acquired pursuant to the Purchase Agreement.

Beginning February 1, 2016, the Company sponsored the SUDS 1% Term Overriding Royalty Interest (“PORRI”) offering on behalf of the SUDS field to raise $300,000. Under the terms of the Company offering, investors will receive 1% of the gross revenue from the field monthly, based on their investment of $20,000 until such time as they receive a cumulative revenue amount of $30,000. With each unit purchased, a warrant to purchase 10,000 shares of Company’s common stock was granted with an exercise price of $0.10 per share, and an expiration date of February 28, 2019. At the end of the second quarter of 2016, the $300,000 offering had been received which resulted in the granting of warrants to purchase 150,000 shares of common stock. The following affiliated investors each purchased one (1) unit in the offering: Joel Oppenheim, Jovian, Lee Lytton, Paul Deputy and Leo Womack. The fair value of all 150,000 SUDS related warrants was $14,336, over a 3 year term. This fair value was accounted for as a loss on the conveyance.

The Company through its wholly-owned subsidiary Askarii Resources, LLC sold pump jacks to the other owners of the SUDS properties (before the Company’s September 2016 acquisition of the 90% working interest), totaling $198,000 for the year ended December 31, 2016. Askarii booked a profit of $164,670 on the sale of pump jacks to the other owners of the SUDs properties.

On February 10, 2016, a shareholder provided an advance of $20,000 in order to temporarily fund the Company’s working capital needs. On April 1, 2016, in order to compensate the shareholder, the Company issued 285,714 shares in consideration for forgiveness of the debt in full. The valuation of the issuance was $20,000, based on 285,714 shares valued at $0.07 per share on April 1, 2016.

On March 11, 2016, the Board of Directors granted Leo B. Womack, the Chairman of the Board of Directors of the Company, a warrant to purchase 1 million shares of the Company’s common stock at an exercise price of $0.06 per share, which vests on January 1, 2017, and is exercisable for 36 months thereafter. The Board also granted Lee Lytton and Joel Oppenheim, members of the Board of Directors, each a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.06 per share, which vests on January 1, 2017, and is exercisable for 36 months thereafter. The fair value of the warrants granted on March 11, 2016 is $115,045.

Effective April 18, 2016, Quinten Beasley was compensated for his Board service during 2016 through a grant of 500,000 warrants to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.07 per share, which vested immediately, and is exercisable for 36 months thereafter. The fair value of the warrants is $41,891 with a 3 year term. These warrants are subject to a claw-back provision which would be ratably invoked if a director did not complete his 2016 service term.

On May 2, 2016, the Company paid off its outstanding Promissory Note to Blue Sky NM (“BSNM”) for $146,875. This Note was created when the 15% working interest in the Twin Lakes field was purchased in November of 2015. The payoff was made by issuing 1,468,750 shares of the Company’s restricted common stock. Based on the market value of the stock on May 2, 2016 of $0.10, the value of the transaction was $146,875 and resulted in no gain or loss. In addition, a cash payment of $4,869 was made to pay off the remaining outstanding interest.

On May 31, 2016, in exchange for a cash payment of $48,000, the Company issued 8 units or 800,000 shares to the current CFO as part of, and under the terms of, the September 1, 2015 private offering. The shares were issued at a price of $0.06 per share and included warrants to purchase an additional 800,000 shares of common stock at a price of $0.10 cents per share at any time prior to August 5, 2018. This represented the final sale under this offering.

On June 17, 2016 the Company entered into Temporary Unsecured Loans (Bridge Loan – Working Capital) for $230,000. The notes bear interest at 10% per annum payable and mature in sixty (60) days. The lenders receive 100% warrant coverage at an exercise price of $0.09 per share. If the loans are not paid in 60 days, a 10% warrant coverage default penalty is paid. Initially, director Leo Womack loaned $20,000, director Joel Oppenheim loaned $110,000 and our CFO loaned $100,000. At December 31, 2016, the outstanding balance of Bridge Loan – Working Capital is $120,000. The decrease during 2016 was due to Mr. Oppenheim converting $20,000 and the CFO converting $110,000 of their respective debt into shares.

On July 13, 2016, the Company issued warrants to purchase 60,000 shares of common stock. The warrants were related to loans provided by investors to purchase a pulling rig. The fair value of all of the warrants was $3,744 at an exercise price of $0.06 per share, expiring on July 13, 2019. The following affiliated investors each received 10,000 warrants related to their loans: Joel Oppenheim - director, Lee Lytton - director, Paul Deputy – CFO, Leo Womack – Board Chairman, and Quinten Beasley - director.

In association with Mr. Deputy’s employment agreement dated July 1, 2016, the Company issued one warrant to purchase one share of the Company’s restricted stock at the exercise price at quarter end for each dollar of Mr. Deputy’s deferred gross salary for the year ended 2016. Mr. Deputy’s total accrued salary at December 31, 2016 was $52,520. The Company granted warrants to purchase 46,666 shares of common shares for the year ended 2016. The warrants have a term of 36 months from their issuance date. The fair value of all four quarter’s warrants was $7,090.

On August 18, 2016, the Board of Directors issued the CFO 500,000 shares of the Company’s restricted common stock for a signing bonus. The shares were issued at a current market price of $0.077 per share on August 17, 2016 at a value of $38,500 and recorded as stock based compensation.

On August 18, 2016, the Board of Directors granted Joel Oppenheim warrants to purchase 300,000 shares of the Company’s restricted common stock at an exercise price of $0.077 per share and have a term of three (3) years beginning August 17, 2016 at a value of $23,028 as compensation for arranging and guaranteeing certain bank relationships for the Company.

On August 25, 2016, in consideration for the cancellation of $12,000 of accounts payable, the Company issued 150,000 shares at a valuation of $12,000 priced at $0.08 per share, to director Quinten Beasley.

On August 25, 2016, in consideration for the cancellation of debts incurred, the Company issued 250,000 shares to director Joel Oppenheim. These shares had a valuation of $20,000 and were priced at $0.08 per share.

On August 25, 2016, in consideration for the cancellation of debts incurred, the Company issued 285,710 shares to the CFO. These shares had a valuation of $20,000 and were priced at $0.07 per share.

On August 25, 2016, in consideration for the cancellation of $56,107 of accounts payable and $110,000 of debts incurred, the Company issued 2,076,000 shares at a valuation of $166,107 priced at $0.08 per share, to the CFO.

During the 2nd and 3rd quarter of 2016, warrants to purchase 230,000 shares of common stock were issued for pre-bridge loans. The loans were provided as follows: $110,000 by director Joel Oppenheim, $100,000 by the CFO and $20,000 by Chairman Leo Womack. These warrants had a valuation of $15,792 with an exercise price of $0.09 per share and expire in the 2nd and 3rd quarter of 2019.

During the 3rd quarter of 2016, warrants to purchase 31,250 shares of common stock were issued for guaranteeing bank collateral. This collateral was provided by director Joel Oppenheim and the CFO. These warrants had a valuation of $2,629 with an exercise price of $0.06 per share and expire in the 3rd quarter of 2019.

The Board authorized the Company to allow all outstanding warrant-holders to exercise their outstanding warrants at a 20% discount. In October 2016, four (4) warrant holders exercised a total of 825,000 warrants by remitting payments of $63,352 at an average share price of $0.095 per share. Director Lee Lytton exercised 10,000 warrants (included in the total above) by remitting a payment of $472 at a share price of $0.059 per share. Director Joel Oppenheim exercised 300,000 warrants by remitting payment of $18,480 at a share price of $0.06 per share.

On the effective date of September 28 2016, we acquired a 90% net working interest in the SUDS field located in Creek County, Oklahoma (the “Working Interest”) based on two separate agreements, the Purchase and Sale Agreement and the Share Exchange Agreement, both between the Company and Jovian.

The Company issued two notes for a combined value of $4,000,000 in exchange for a cumulative 50% working interest in SUDS.

One note is a Promissory Note for $1,000,000 bearing interest at 5% and due on December 31, 2016. If full payment is not made by December 31, 2016, the buyer will be entitled to extend the Note to June 30, 2017 by making a $10,000 payment in cash prior to maturity. The Promissory Note is secured by a 12.5% undivided working interest in the SUDS field. Although the note is due on December 31, 2016, in the event the Company closes any financing related to the SUDS field, 50% of the net proceeds received from the financing will be applied to pay the Note.

The second note is a Production Payment Note for $3,000,000 paid out of twenty percent (20%) of the 50% undivided interest of net revenues received by the Purchaser that are attributable to the SUDS field assets. The Purchaser shall make the production payments to seller no later than the end of each calendar month. The Production Payment Note is secured by a 12.5% undivided working interest in the SUDS field.

On December 13, 2016, the Company entered into a Consulting Agreement with James R. Burns. Pursuant to the agreement, Mr. Burns agreed to provide consulting services to the Company in connection with financing and capital raising activities. Pursuant to the agreement, Mr. Burn’s earns warrants to purchase 40,000 shares of common stock with an exercise price of $0.14 per share and a term of three years for each month the agreement is in place, including December 2016. The Company also agreed to pay Mr. Burns, 5% of the amount invested in the Company, by investors introduced by Mr. Burns, if the investment is in the form of an equity investment, 4% if the investment is in the form of convertible debt, and 3% if the investment is in the form of secured or non-convertible debt, which is payable for any transaction occurring up to six months after termination of the agreement. The agreement remains in effect until the annual shareholders meeting. During the term of the agreement and for two (2) years thereafter, Mr. Burns agreed not to compete with the Company’s specific leasehold interests either through his own business actions or through those of any subsidiary or related affiliates, without the expressed written consent of the Company.

The Board of Directors appointed Saleem Nizami and James E. Burns to the Board effective April 18, 2017. Mr. Burns has also accepted the position of President of the Company, effective April 19, 2017.

On April 18, 2017, our Board of Directors agreed to issue Saleem Nizami 100,000 shares of our restricted common stock in consideration for agreeing to serve on our Board of Directors.

On April 19, 2017, our Board of Directors agreed to issue James E. Burns 100,000 shares of our restricted common stock in consideration for agreeing to serve on our Board of Directors. Mr. Burns was also issued 1 million shares of restricted common stock as a sign-on bonus and 1.4 million shares of restricted common stock pursuant to the terms of his employment agreement.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. However, all of the transactions described above were approved and ratified by the Board of Directors and one or more officers of the Company. In connection with the approval of the transactions described above, the Board of Directors took into account several factors, including its fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review by us of Forms 3 and 4 relating to fiscal year 2016 as furnished to us under Rule 16a-3(d) under the Securities Act, and Forms 5 and amendments thereto furnished to us with respect to fiscal year 2016, we believe that during fiscal 2016, that no director, executive officer, or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2016, except for: (i) Joel Oppenheim, who inadvertently failed to timely report nine transactions on Form 4; (ii) Zel C. Khan, who inadvertently failed to timely report four transactions on Form 4; (iii) Lee Lytton, who inadvertently failed to timely report three transactions on Form 4; (iv) Leo B. Womack, who inadvertently failed to timely report seven transactions on Form 4; and (v) Quinten Beasley and Paul Deputy, who both inadvertently failed to timely file Form 3s.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to hold office until the 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has selected the following nominees for election: Leo Womack, Zel C. Khan, Lee H. Lytton, Joel Oppenheim, Quinten Beasley, James E. Burns and Saleem Nizami. All of such nominees are current directors of the Company. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his duties and responsibilities effectively and is committed to serving the Company and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the Board, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of April 21, 2017.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

Leo Womack (Age 73)
DIRECTOR SINCE AUGUST 2014

Leo Womack has over 40 years of experience in advising and serving as a Director of small micro-capitalization public and private companies. Mr. Womack has been the President of Gulf Equities Realty Advisors, Inc., a diversified real estate portfolio management company, since 1986. For the last five (5) years Mr. Womack has been and continues to be employed as the President of Gulf Equities Realty Advisors Inc. He has been the Chairman of Fairway Medical Technologies, Inc., a medical device company and a portfolio company of the Baylor College of Medicine Venture Fund since 1996. From 1969 to 1978, he was the managing partner of a local and later national CPA firm. He has served on the Board and as Chairman of the Houston Angel Network and on National Committees of the Angel Capital Association. Prior to its acquisition by ITT Corporation in 2010, he served as a board member and the audit committee chair for OI Corporation (NASDAQ:OICO). Mr. Womack continues to serve on the Board of Directors of five early stage companies that he or his Family Trust have invested in. Mr. Womack earned a Bachelor of Business Administration in Accounting from Texas A&M University-Kingsville in 1965 and holds a Series 7 Securities License. Mr. Womack is also a licensed Certified Public Accountant (CPA).

Director Qualifications:

We concluded that Mr. Womack should serve as our director based on his experience guiding small companies’ growth. His wealth of knowledge in Corporate Finance and many years serving as director on other public companies gives Mr. Womack a unique perspective on our Board that we believe will help grow the Company.

Lee H. Lytton (Age 72)
DIRECTOR AND CORPORATE SECRETARY SINCE DECEMBER 2014

Lee H. Lytton is currently a tenured professor at St. Mary’s Law School in San Antonio where he has taught Oil and Gas Law as well as Texas Land and Title courses for the last 26 years. Prior to that Mr. Lytton was a founding partner in a South Texas Oil and Gas Operating Company for 10 years after leaving the FBI as a Special Agent. He was admitted to the Texas Bar and practiced law as an Assistant District Attorney early in his career. Mr. Lytton serves on the Board of the South Texans’ Property Rights Association as a result of his family’s historical standing as a prominent South Texas ranching family.

Director Qualifications:

We concluded that Mr. Lytton should serve as our director based on his years of experience as a tenured professor in Oil and Gas Law and many years as an Oil and Gas Operator. He brings a wealth of knowledge to the Board through years of experience focused on Oil and Gas.

Zel C. Khan (Age 42)
CEO SINCE MARCH 2015 AND DIRECTOR SINCE APRIL 2016

Zel C. Khan is an oilfield operator with over 20 years of experience in the Oil & Gas industry. He has successfully operated, both on and offshore, in Texas, Oklahoma, New Mexico and California. He has established a reputation for reducing operating costs on various projects, including a former ConocoPhillips offshore facility located in deep water Gulf of Mexico where he was the Operating Manager. Mr. Khan has also operated in Kern County, California and Alberta, Canada, both are heavy oil fields requiring special operational procedures to maintain low lift costs and strict environmental policies as set by the respective governmental agencies. Mr. Khan holds a Bachelor of Science degree and a Master’s degree from Chapman University, California. Mr. Khan served as President of the Company from March 1, 2015 to April 18, 2017.

Director Qualifications:

We concluded that Mr. Khan should serve as our director based on his years of experience in Oil & Gas Operations. He has shown great leadership skill and professionalism, since taking over the role as CEO. He is an integral part of the Company offering a vision for growing the Company in the next few years.

Joel Oppenheim (Age 73)
DIRECTOR SINCE JUNE 2015

Joel Oppenheim has owned and operated the Oppenheim Group since 1991. The Oppenheim Group is a real estate consulting firm that has represented multiple Fortune 10 and Fortune 100 Companies on their commercial real estate needs throughout the United States. In 2014, Mr. Oppenheim began concentrating on the Oppenheim Group’s investment portfolio including several successful oil and gas investments both in Texas and California. Mr. Oppenheim is a licensed Commercial Real Estate Broker in Texas and graduated from City College of New York - Bernard Baruch School of Business, with a degree in accounting.

Mr. Oppenheim has been an active member of the Houston Angel Network since 2009. He has successfully started and sold numerous businesses throughout his career, including some of the most successful restaurants and clubs in Houston.

Director Qualifications:

We concluded that Mr. Oppenheim should serve as our director based on his years of experience in contract negotiation, construction and finance. Throughout his career, he has shown great knowledge; skill and professionalism, which we believe will help guide our future operations.

Quinten Beasley (Age 42)
DIRECTOR SINCE APRIL 2016

Mr. Quinten Beasley is a design engineer and an independent businessman with over 25 years of diverse international energy and development experience. Mr. Beasley is co-founder, and current President and Chief Executive Officer of Jovian Petroleum Corporation, a private Oil & Gas exploration and production company with assets in the United States and has held key positions in a number of successful oilfield construction companies in Canada. Mr. Beasley continues to manage a private equity firm, Critical Update Limited, focused on early stage land development while overseeing the operations of Critical Update, Inc., an international product development firm for the last several years. Since receiving a Diploma in Interior Design from Mount Royal University in 1995, Mr. Beasley has established a significant reputation for his commitment to excellence in product development and project completion; playing a prominent role in the development of many residential and industrial applications in Canada and the United Kingdom. He currently serves on several for-profit and not-for-profit boards as part of his commitment to serving the community.

Director Qualifications:

We concluded that Mr. Beasley should serve as our director based on his business experience in all aspects of evaluating oil projects, strategic analysis and planning as well as operational analysis qualifies him to serve as a Director advising the Board in all maters within his areas of expertise. We believe that his unique skillset will make him a valuable asset to the growth of our Company going forward.

James E. Burns (Age 47)
PRESIDENT AND DIRECTOR SINCE APRIL 2017

Mr. James E. Burns is an oil and gas executive who brings more than 25 years of energy experience to the Company’s Board. Most recently, he served as President of BLU LNG, a domestic LNG provider, from November 2014 to April 2016, where he created a coherent commercial and operational strategy serving as catalyst for renewed efficiency and effectiveness. Prior to his role at BLU LNG, Mr. Burns was President of Fortress Energy Partners a division of Fortress Investment Group, from March 2014 to October 2014, and worked in various executive roles globally at Royal Dutch Shell (including General Manager from January 2009 to March 2014), and before that Texaco. Mr. Burns also serves as a member of the Houston Angel Network’s Energy Council and is the chairman of the board of Triple E Real Estate Investments. He holds a BS in Business Administration from California State University and an Executive MBA from the University of Houston.

Director Qualifications:

We concluded that Mr. Burns is qualified to serve as director based on his extensive 25 year experience in the oil and gas industry, especially his experience with small exploration and production companies.  He is well versed in contract negotiations.  We believe Mr. Burns will keep our company focused on the most profitable ventures while ensuring our goals and current resources remain aligned, resulting in a substantial return for our stockholders.

Saleem Nizami (Age 66)
DIRECTOR SINCE APRIL 2017

Mr. Saleem Nizami is a Petroleum Geologist for over 40 years of Oil & Gas experience. Prior to founding APEC, Inc., an Oklahoma-based Petroleum and Environmental Consulting firm in 1989. Mr. Nizami served as a Senior Geologist and Manager in the Division of Oil & Gas at the Oklahoma Corporate Commission. Mr. Nizami has worked with numerous small to mid-sized Oil & Gas companies along with companies such as Chevron, ExxonMobil and Chesapeake Energy Corp. Mr. Nizami holds an MSc. in Petroleum Geology from Osmania University.

Director Qualifications:

We concluded that Mr. Nizami is qualified to serve as director based on his 40 year experience as a Petroleum Geologist including significant experience with our specific Oklahoma SUDS field.  Currently we do not have a Geologic expert on our Board.  He also has a long standing working relationship with the Oklahoma regulatory authorities and industry leaders.  He has a track record of helping companies identify, interpret and evaluate new drilling opportunities as well as increase productivity and ultimate success in their current projects.

What Vote Is Required To Elect the Director Nominees?

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the Board of Directors in our Bylaws, the Board has set the number of directors that shall constitute the Board at seven. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF MALONEBAILEY, LLP AS THE COMPANY’S INDEPENDENT AUDITORS

The Board of Directors has selected MaloneBailey, LLP (“MaloneBailey”), as the Company’s independent auditors for the fiscal year ended December 31, 2017, and recommends that the stockholders vote to ratify such appointment. MaloneBailey has served as the Company’s independent auditors since March 28, 2011.

The Company does not anticipate a representative from MaloneBailey to be present at the annual stockholders meeting. In the event that a representative of MaloneBailey is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

MaloneBailey served as our independent registered public accounting firm for the years ended December 31, 2016 and 2015. The following table shows the aggregate fees billed to us for these years by MaloneBailey.

	Year Ended December 31,
	2016	2015

Audit Fees	$66,500	$34,000
Audit-Related Fees	—	—
Tax Fees	2,500	2,500
All Other Fees	—	—
Total	$69,000	$36,500

Audit fees represent amounts billed for professional services rendered for the audit of our annual consolidated financial statements and the reviews of the financial statements included in our Form 10-Q reports. Prior to contracting with MaloneBailey to render audit or non-audit services, each engagement was approved by our directors.

It is the policy of our Board of Directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Board of Directors. Our Board of Directors pre-approved all services, audit and non-audit related, provided to us by MaloneBailey for 2016 and 2015.

In order to assure continuing auditor independence, the Board of Directors periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of MaloneBailey to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of MaloneBailey as the Company’s independent auditor for the year ended December 31, 2017. While the Board of Directors is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Board of Directors is requesting, as a matter of policy, that the stockholders ratify the appointment of MaloneBailey as our independent registered public accounting firm.

Ratification of this appointment requires that a majority of the votes which are present, in person or by proxy at the Annual Meeting vote in favor of such appointment, provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of MaloneBailey.

The Board of Directors is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Board of Directors may reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company’s and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL 3
ADJOURNMENT OF THE ANNUAL MEETING

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Annual Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are not sufficient votes at the time of the Annual Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the Annual Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Annual Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Annual Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board of Directors believes that, if the number of shares of the Company’s Common Stock voting in favor of any of the proposals presented at the Annual Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Vote Required

Authority to adjourn the Annual Meeting pursuant to this Proposal 3, to another place, date or time, if deemed necessary or appropriate, in the discretion of the Board of Directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ADJOURNMENT OF THE ANNUAL MEETING,
IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

STOCKHOLDER PROPOSALS

Proposals for 2018 Annual Meeting of Stockholders and 2018 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2018 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A of the Exchange Act, must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024, not earlier than the close of business on January 31, 2018, and not later than the close of business on March 2, 2018, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2018 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after May 31, 2018. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2018 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

Stockholder proposals must be in writing and must include (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. The Board of Directors reserves the right to refuse to submit any proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete, or does not comply with the requirements for stockholder proposals set forth in the Company’s Bylaws.

Nominations for the Board of Directors

Stockholder nominations for director candidates must include (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to the Company, Attn: Corporate Secretary, Petrolia Energy Corporation, 710 N. Post Oak Rd., Suite 512, Houston, Texas 77024.

OTHER MATTERS

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Annual Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON:

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

Petrolia Energy Corporation
710 N. Post Oak Rd., Suite 512
Houston, Texas 77024

By Order of the Board of Directors,

/s/ Leo Womack Leo Womack, Chairman

FORM OF PROXY
(SEE ATTACHED)

PETROLIA ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – MAY 31, 2017 AT 4:30 P.M., LOCAL TIME

CONTROL ID:
REQUEST ID:

The undersigned stockholder of Petrolia Energy Corporation, a Texas corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around April 21, 2017, and hereby appoints Leo Womack and Zel C. Khan (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of the Company, to be held on May 31, 2017 at 4:30 p.m., local time, at 710 N. Post Oak Road, Suite 512, Houston, Texas 77024, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/BBLS
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF PETROLIA ENERGY CORPORATION		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” FOR PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2 AND 3

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:	☐	☐
	Leo Womack			☐
	Zel C. Khan			☐
	Lee H. Lytton			☐
	Joel Oppenheim			☐
	Quinten Beasley			☐
	James E. Burns			☐
	Saleem Nizami			☐

Proposal 2		FOR	AGAINST	ABSTAIN
	To ratify the appointment of MaloneBailey, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2017.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” for Proposal 1 and “For” each of Proposals 2 and 3, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)